                                                                      EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-33132, 333-80363, 333-07577) of M.H. MEYERSON & CO., INC. and
in the related Prospectus and in the Registration Statements (Form S-8 Nos. 333-53410, 333-83371) pertaining to the Stock Option Plans of M.H. MEYERSON & CO., INC. of our report dated March 20, 2003, with respect to the consolidated financial statements of M.H. MEYERSON & CO., INC. included in this Annual Report (Form 10-K) for the year ended January 31, 2003.


                                             /s/ Sanville & Company

Abington, Pennsylvania
April 30, 2003